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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 --------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 or 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported) - June 11, 2002
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                           ACACIA RESEARCH CORPORATION
             (Exact name of Registrant as specified in its Charter)




         Delaware                   000-26068                   95-4405754
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(State or Other Jurisdiction        (Commission              (I.R.S. Employer
of Incorporation or Organization)   File Number)            Identification No.)



500 Newport Center Drive, 7th Floor, Newport Beach, California        92660
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(Address of Principal Executive Offices)                           (Zip Code)



       Registrant's telephone number, including area code: (949) 480-8300
                                                           --------------



                                 Not Applicable
                  ------------------------------------------
          (Former Name or Former Address, if Changed since Last Report)



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ITEM 5.  OTHER EVENTS.

         Paul Ryan, Chairman and Chief Executive Officer of Acacia Research Corporation, previously established a plan under Rule 10b5-1 of the Securities and Exchange Commission, to provide for pre-determined sales of a portion of his Acacia Research common stock.

         The purpose of the plan was to provide proceeds to pay federal and state tax obligations resulting from Mr. Ryan's exercise of Acacia Research stock options during 2001. Under the plan, an average of 4,000 shares were to be sold each week beginning December 24, 2001, subject to minimum share price restrictions, until sufficient funds were generated.

         Additional sales of Mr. Ryan's Acacia Research common stock have been made outside of the plan when the minimum share price restrictions of the plan were not met. Sufficient funds have now been generated by the plan and non-plan sales to pay Mr. Ryan's tax obligations. Accordingly, Mr. Ryan has terminated the plan, and no further transactions will occur thereunder.

         Mr. Ryan has been a director of Acacia Research since 1995, Chief Executive Officer since 1997 and Chairman since 2000.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                     ACACIA RESEARCH CORPORATION


Date:  June 11, 2002                 By: /s/ Paul R. Ryan
                                     -------------------------------------------
                                     Name:  Paul R. Ryan
                                     Title: Chairman and Chief Executive Officer